Schedule A

FUNDS

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

(1) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.20000%
For the next $2.5 billion	0.19500%
For the next $2.5 billion	0.19000%
For the next $2.5 billion	0.18500%
For the next $5 billion	0.18000%
For the amount over $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023
FT Vest Laddered Moderate Buffer ETF (BUFZ)	October 19, 2023

(2) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Effective Date:
FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 17, 2023
FT Vest U.S. Equity Moderate Buffer ETF – May (GMAY)	May 15, 2023
FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	June 9, 2023

FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – July (XJUL)	July 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – August (XAUG)	July 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	September 8, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -September (XISE)	September 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XOCT)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XNOV)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – December (XJAN)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XFEB)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XAPR)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – December (XMAY)	October 12, 2023
First Trust Active Global Quality Income ETF (AGQI)	November 17, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -December (XIDE)	December 4, 2023
FT Raymond James Multicap Growth Equity ETF	January 12, 2024

(3) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.90000%
For the next $2.5 billion	0.87750%
For the next $2.5 billion	0.85500%
For the next $2.5 billion	0.83250%
For the amount over $10 billion	0.81000%

FT Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)	May 15, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	August 7, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	November 6, 2023

FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)	TBD
FT Vest Nasdaq-100 Moderate Buffer ETF	TBD
FT Vest Nasdaq-100 Conservative Buffer ETF	TBD

(4) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	1.10000%
$2.5 billion to $5 billion	1.07250%
$5 billion to $7.5 billion	1.04500%
$7.5 billion to $10 billion	1.01750%
Greater than $10 Billion	0.99000%

FT Energy Income Partners Enhanced Income ETF (EIPI)	TBD